Exhibit 10.1

Equity Transfer Agreement

This Equity Transfer Agreement is entered between the following parties:

Transferor: FAN Shaowen, CHEN Aimin, CHEN Aiguo and YANG Gang (hereinafter “Party A”)

FAN Shaowen’s PRC ID Number:	51010319530317097X
FAN Shaowen’s Domicile:	Room 5, Unit 2, Building 7, No. 10, Daxue Road, Wuhou District, Chengdu
CHEN Aimin’s PRC ID Number:	510103195503280962
CHEN Aimin’s Domicile:	Room 7, Unit 2, No. 9, Guanghua Street, Jinjiang District, Chengdu
CHEN Aiguo’s PRC ID Number:	510202195304160027
CHEN Aiguo’s Domicile:	Room 1-2, No. 5 in No. 11, Lingshi Street, Yuzhong District, Chongqing
YANG Gang’s PRC ID Number:	512901196405130415
YANG Gang’s Domicile:	Room 4, Floor 9, Building 1, No. 16, Guo Jiaqiao Zheng Jie, Wuhou District, Chengdu

Transferee: LOGIC EXPRESS LTD (hereinafter “Party B”)

Legal Address:	Drake Chambers, Road Town, Tortola, British Virgin Islands
Representative:	ZHAO Chao Ming	Title:	Chief Executive Officer

Target Company: Chongqing Dalin Biologic Technology Co., Ltd (hereinafter “Party C”)

Legal Address:	Room 1-2, Unit 5, No. 11, Lingshi Street, Yuzhong District, Chongqing
Legal Representative:	FAN Shaowen	Title:	Chairman of the Board

Whereas:

1.

Party C is the lawful shareholder of Guiyang Qianfeng Biological Products Limited Liability Company (hereinafter “Qianfeng Co.”), which has capital contribution of RMB29,700,000 registered with Administration of Industry and Commerce (“AIC”), and the recorded contribution of RMB35,100,000 in Qianfeng Co. accounts for 54% of Qianfeng Co.’s registered capital.

2.

Party A is the lawful shareholder of Party C; it has made total contribution of RMB5,000,000 to its registered capital, and holds 100% of Party C’s equity, among which, FAN Shaowen contributes RMB2,550,000, accounting for 51% of Party C’s registered capital; CHEN Aimin contributes RMB950,000, accounting for 19% of Party C’s registered capital; CHEN Aiguo contributes RMB750,000, accounting for 15% of Party C’s registered capital; YANG Gang contributes RMB750,000, accounting for 15% of Party C’s registered capital. Party B purchases 90% of Party C’s equity (including 41% from FAN Shaowen; 19% from CHEN Aimin; 15% from CHEN Aiguo; 15% From YANG Gang) which is held by Party A in order to control Qianfeng Co. and Party C ends up as an equity joint venture owned by Party B and FAN Shaowen, among which Party B contributes RMB4,500,000, accounting for 90% of Party C’s registered capital; FAN Shaowen contributes RMB500,000, accounting for 10% of Party C’s registered capital.

3.

Party C’s four shareholders, as Party A, execute this Equity Transfer Agreement(“this Agreement”) with Party B; such four shareholders are treated as one and same party and shall be jointly and severally liable for the liabilities and obligations hereunder.

4.

As required by Party A, Party B will conduct the due diligence only after the execution of this Agreement.

NOW THEREFORE, through friendly consultation based on equality, voluntariness, and mutual benefits, Party A, Party B and Party C hereby execute this Equity Transfer Agreement in respect of Party A transferring 90% of Party C’s equity to Party B and Party B replacing Party A as the shareholder of Party C.

Article 1

Equity Transfer

1-1

Subject Matter

The subject matter hereunder is 90% of Party C’s equity held by Party A (including 41% by FAN Shaowen; 19% by CHEN Aimin; 15% by CHEN Aiguo; 15% by YANG Gang).

Party A hereby transfers to Party B 90% of Party C’s equity legally held by Party A, among which 41% is held by FAN Shaowen, 19% is held by CHEN Aimin, 15% is held by CHEN Aiguo and 15% is held by YANG Gang.

Party B will be the lawful shareholder of 90% of Party C’s equity upon being transferred such equity from Party A and enjoy 90% equity ownership in Party C, including 90% of the 54% equity held by Party C in Qianfeng Co.

1-2

Distribution of Qianfeng Co.’s Profits

1-2.1

Both Parties agree that Party A must not, prior to such equity transfer is registered with local AIC, distribute in name of Party C the undistributed profits (including the as-audited undistributed profits in Qianfeng Co as of June 30, 2008 (as shown in the Audit Report Su Gong S[2008]E7037, which is attached as Exhibit I)) to which Party C is entitled from Qianfeng Co., and such undistributed profits should remain with Qianfeng Co. and be enjoyed by Party C after such equity transfer.

1-2.2

Should Party B fail to pay off 90% of the transfer price for such equity transfer prior to December 31, 2008, Party A and Party B will distribute the profits, to which Party C is entitled in Qianfeng Co., in proportion to the actual transfer price paid by Party B during the period from July 1, 2008 to the date when the aforementioned price is paid off; namely, Party B will be entitled to the profits at a ratio that is 90% of the proportion of its actual payment of the transfer price and Party A will be entitled to the remaining profits.

1-3

Transfer price and Other Expenses

1-3.1

Party A and Party B agree to evaluate the equity transfer as per the audited net assets value of Qianfeng Company on June 30, 2008, thus the transfer price is negotiated to be RMB194,400,000.

1-3.2

After the execution of this Agreement, Party B will promptly conduct financial and legal due diligence on Qianfeng Company and Party C as per the company status as of June 30, 2008 and September 30, 2008 respectively, and Party A and Party C should give full cooperation.  The due diligence is required to be completed within 30 days of the execution of this Agreement.  Should the due diligence be not completed within the designated 30 days for reasons attributable to Party B, the due diligence is deemed as completed and Party B is not allowed to conduct further due diligence.  The due diligence result will have such effect on the equity transfer and transfer price as below:

1-3.2.1

Party B is entitled to terminate this Agreement without any liability if the attorneys entrusted by Party B discover that material issues (except that the 54% of Qianfeng Company’s equity held by Party C may be under garnishment due to the legal action brought by another shareholder of Qianfeng Company claiming for preemptive right for subscription to capital or that equity ownership ratio may be diluted as a result of 20 million shares of strategic investment made into Qianfeng Company in 2007) concerning the completeness and effectiveness of the 100% of Party C’s equity held by Party A or 54% of Qianfeng Company’s equity held by Party C will probably affect Party B’s exercise of rights to such equity in the future and Party A has failed to notify Party B of such issues in writing prior to the execution of this Agreement.  Party A should refund in total to Party B the deposit and the transfer price paid by Party B within 5 working days of the notice of termination sent by Party B, and this Agreement is terminated.

1-3.2.2

The transfer price will not be adjusted (and Party A’s representations and covenants as contained in Article 2.1 will be performed as agreed) if the difference between the total net assets of Qianfeng Company and Party C as calculated from the financial due diligence conducted by the accountants engaged by Party B as per the company status as of June 30, 2008 and the total net assets of Qianfeng and Party C as contained in the audit reports Su Gong S[2008]E7037 and Su Gong S[2008]E7047 is not more than RMB10,000,000; if the total difference is more than RMB10,000,000 (subject to a de-novo confirmation by another certified public accounting firm that has been jointly engaged by Party A and Party B ), the transfer price will be correspondingly adjusted as per such difference.  Namely, if the accountants engaged by Party B deems that the amount of Qianfeng Company’s and Party C’s net assets as of June 30, 2008 exceed their total assets as set forth in the audit reports Su Gong S[2008]E7037 and Su Gong S[2008]E7047 by an amount of RMB10,000,000, then the transfer price should be increased according to the actual increase in net assets; if the accountants engaged by Party B deems that the amount of Qianfeng Company’s and Party C’s net assets as of June 30, 2008 are less than their total assets amount as set forth in the audit reports Su Gong S[2008]E7037 and Su Gong S[2008]E7047 by an amount of RMB10,000,000 or more, then the transfer price should be reduced as per the actual decrease in net assets.

1-3.2.3

The transfer price will not be adjusted as per the profits and losses that result from Qianfeng Company’s and Party C’s normal business undertaking between July 1, 2008 and September 30, 2008.  Should the loss be more than RMB10,000,000 and it has resulted from matters out of normal business undertaking, the transfer price should be correspondingly adjusted for an equivalent amount.

1-3.3

Both Parties will individually pay corresponding taxes concerning such equity transfer as per relevant rules and regulations; both Parties will each pay 50% of the tax amounts actually paid, where there is no clear provision which party should be responsible for such payment.

1-4

Payment

1-4.1

Party B will pay Party A RMB13,810,000 as deposit and initial installment within 5 working days of the execution of this Agreement.  Party B will directly pay such deposit to Party C’s account in order to make up for the investment owed to Party C by Party A.  Party A and Party C should use such deposit in amount of RMB13,810,000 to repay debts owed by Party C to third parties.

1-4.2

Within 10 working days of the completion of due diligence by Party B, Party B should pay Party A 50% of the transfer price, namely RMB 83,390,000 as the second installment.

1-4.3

Within 10 working days of the registration with the AIC of such 90% equity interests in Party C previously held by Party A under the name of Party B, Party B should pay Party A 40% of the transfer price in amount of RMB 77,760,000.

1-4.4

Within 10 working days of one year after registration with the AIC of the equity transfer from Party A to Party B, Party B should pay Party A the final installment of 10% of the transfer price in the amount of RMB19,440,000 (if the transfer price is adjusted, the final payment will be paid as per the adjustment).  After 90% of Party C’s equity is registered at AIC in the name of Party B,  interests will accrue on such installment of the transfer price at the interest rate for bank loans during the same period; and the interests should be paid together with the transfer price.

1-4.5

Within 10 working days as of every payment from Party B, Party A should issue and deliver corresponding legal receipt vouchers to Party B.  If Party A fails to provide legal receipt vouchers on time, Party B is entitled to postpone the next payment without incurring any liability for default.

1-5

Security for Performance

1-5.1

On the day when Party B pays the first installment to Party A, Party C will pledge Qianfeng Company’s equity it previously held to Party B as collateral for the performance of this Agreement.  Party B and Party C will execute a separate equity pledge agreement and go through the registration formalities (If garnishment of Qianfeng Company’s equity held by Party C results in the failure of equity pledge, Party C will deliver to Party B all the documents for the equity pledge registration with AIC so that the pledge can be effected when the garnishment is lifted).

1-5.2

Within 5 working days of Party B paying the second installment to Party A, Party A will pledge to Party B 90% of Party C’s equity Party A held as collateral for the performance of this Agreement.  Party A and Party B will execute a separate equity pledge agreement and go through the registration formalities.

Article 2

Representations and Covenants

2-1

Representations and Warranties of Party A to Party B

2-1.1

A precondition to this equity transfer transaction is that the procedures for acquisition of all the plasmaphoresis stations which are held by Qianfeng Company comply with the law and the assets of all the plasmaphoresis stations are true. Party A warrants that the procedures for acquisition of all the plasmaphoresis stations which are held by Qianfeng Company (as set forth in the audit report Su Gong S [2008] No. E7037 issued by Jiangsu Gongzheng Accounting Firm Co. Ltd on July 29, 2008) comply with the law and the assets of all the plasmaphoresis stations are true.

2-1.2

Party A is the sole legal owner of the subject matter hereunder, and is qualified to fully exercise the right to dispose of the subject matter.

2-1.3

At any time before the execution of this Agreement, Party A neither concludes any legal documents in any form with any third party, nor conducts any disposal of Party C’s equity held by Party A and 54% of Qianfeng Company’s equity held by Party C in whole or in part in any form permitted by the laws, such disposal including without limitation transfer, pledge or entrustment.

2-1.4

 After the execution of this Agreement and before the completion of the performance of this Agreement, Party A covenants that it will neither conclude any legal documents in any form with any third party, nor conduct any disposal of Party C’s equity held by Party A and 54% of Qianfeng Company’s equity held by Party C in any form in whole or in part permitted by the laws, such disposal including without limitation transfer, pledge or entrust.

2-1.5

After the execution of this Agreement, Party A warrants that the subject matter hereunder conforms with legal conditions for transferability and will not be subject to legal restrictions for reasons attributable to Party A or any other third party so that due course for the equity transfer is affected.  Such circumstances include but are not limited to judicial garnishment measures lawfully taken by the court against the subject matter.

2-1.6

Party A warrants as follows: it will go through legal decision-making formalities and obtain competent resolution in favor of this equity transfer; after this Agreement takes effect, Party A will actively go through all formalities for the transfer of subject matter pursuant to terms and provisions hereof, including but not limited to, convening shareholders’ meeting, amending the articles of association, reorganizing the board of directors and submitting relevant documents to competent authorities for the equity transfer.

2-1.7

Party A warrants that all the data provided by it to Party B regarding Party C and Qianfeng Company are true, complete and lawful, such data including but not limited to, financial conditions, production and operation status, AIC registration status, assets status and projects development status.

2-1.8

The net assets of Party C and Qianfeng Company are set forth in the audit reports Su Gong S [2008] No. E7037 and Su Gong S [2008] No. E7047 issued by Jiangsu Gongzheng Accounting Firm Co. Ltd on July 29, 2008. During the period from the execution of this Agreement to the final payment of the transfer price, if it is found that the net assets in the aforementioned audit reports are not true or any other loss has not been covered in the aforementioned audit reports (including but not limited to losses from unqualified products that may exist in the inventory, losses from late recovery of the accounts receivable, debts that have not been recorded, or debts recorded incorrectly), Party A will assume relevant liabilities in accordance with the proportion of Party C’s capital contribution to Qianfeng Company, and Party B reserves the right to deduct such amount from the balance of the transfer price payable.

When the transfer price is paid off, if other losses are discovered in assets of Party C or Qianfeng Company which are not set forth in the aforementioned audit reports, Party A should be responsible for such liabilities in accordance with the equity proportion of Party A in Party C or the equity proportion of Party C in Qianfeng Company, Party B is not responsible for any of such liabilities, and Party A should not repay such liabilities with assets of Party C or Qianfeng Company.  If any creditor requires Party C or Qianfeng Company to assume legal liabilities for repayments and the companies have already made repayment, then Party A shall, within 10 working days after Party C or Qianfeng Company pays the creditor, indemnify such amount to Party C or Qianfeng Company according to the equity proportion of Party A in Party C or the equity proportion of Party C in Qianfeng Company prior to this equity transfer.

2-1.9

Party A warrants that it will be responsible to the security of the current existing contingent liabilities of Qianfeng Company (including but not limited to security interests for debt of RMB 3,692,400 in favor of Guizhou Zhongxin Investment Company and for bank loan of RMB 10,000,000 in favor of Guizhou EAKAN Pharmaceutical Co., Ltd).  Party A warrants that it will take effective actions to rescind the abovementioned two security interests and any other contingent liabilities within 1 year after this Agreement taking effect.  During the period from the execution of this Agreement to the final payment of the transfer price, if the abovementioned contingent liabilities cause damages to Qianfeng Company, Party A will assume relevant liabilities in proportion to Party C’s capital contribution to Qianfeng Company and Party B reserves the right to deduct such amount from the balance of the transfer price payable.

After the transfer price is paid off, if the abovementioned debts cause damages to Qianfeng Company, Party A should be responsible for such liabilities in accordance with the equity proportion of Party A in Party C, Party B is not responsible to any of such liabilities, and Party A should not repay such liabilities with the assets of Qianfeng Company.  If any creditor requires Qianfeng Company to undertake legal liabilities for repayment and the companies have already made payments, then Party A shall, within 10 days after Qianfeng Company pays the creditor, indemnify such amount to Qianfeng Company in proportion to Party C’s capital contribution to Qianfeng Company as per the amount of actual payment by Qianfeng Company.

2-1.10

Party A warrants that the government permits, approvals, authorizations (including but not limited to Drug Manufacturing Certificate, GMP certificate, Land Use Right Certificate, approval documents for products, tax preferences approvals, and documents and permits provided by Qianfeng Company to Party B or its attorney) owned by Qianfeng Company and Party C that are essential to their normal business operations remain constantly effective before Party C’s equity held by Party A is registered under the name of Party B at the AIC; that no potential circumstances may lead to invalidity of such government permits, approvals, authorizations; and that there is no pre-existing due and unpaid tax liabilities.  Party A shall be responsible for any pre-existing due and unpaid tax liabilities and relevant overdue fines or penalties that are discovered after the execution of this Agreement.

2-1.11

Party A will assume all the liabilities and contingent cost of fund (including but not limited to interests, similarly hereinafter) of Party C as recorded in the audit report Su Gong S [2008] No. E000 issued by Jiangsu Gongzheng Accounting Firm Co. Ltd.  Party B reserves the right to deduct the cost of fund as it actually accrues from the transfer price payable.  If the transfer price has already been fully paid, Party A is responsible to pay Party B the abovementioned amount within 10 working days after it receives the notice from Party B.

2-1.12

The age of the balance (RMB 2,634,697) of the “accounts receivable from shareholders in previous years” among the other accounts receivable in the financial statement of Qianfeng Company is relatively long, but Party A expects it can be recovered, and thus no provision for bad debt has been made for the abovementioned current account as of June 30, 2008.  Party A warrants that the abovementioned accounts would be safely recovered within 1 year after this Agreement taking effect.  During the period from the execution of this Agreement to the payment of the balance of the transfer price, if the abovementioned current account of Qianfeng Company could not be fully recovered, Party B reserves the right to deduct such current account amount from the balance of the transfer price.  If the abovementioned account is recovered after 1 year, Party B will refund the deducted amount to Party A.

2-1.13

Party A covenants that it will assist Party B in obtaining 75% equity in Guizhou Qianfeng Renyuan Biomaterial Co., Ltd. (“Renyuan Co.”) from HUANG Yuxiang and ZOU Shutang as soon as possible. The transfer price thereof will be principally based on the book value of the net assets of Renyuan Co. reflecting the transferred subject equity at the equity transfer.

2-1.14

Party C is the legal owner of 54% of Qianfeng Company’s equity, and the consideration for such equity has already been fully paid with funds from lawful sources.  Party C has fully performed its obligations for its obtaining of the 54% of Qianfeng Company’s equity from Guizhou EAKAN Pharmaceutical Co., Ltd., and it is qualified to exercise full right to dispose of such equity interests.  According to provisions of the equity transfer agreement between Guizhou EAKAN Pharmaceutical Co., Ltd. and Party C, the portion that Party C undertakes in the land grant premium paid during make-up formalities for grant of land use right of Qianfeng Company will be paid by Guizhou EAKAN Pharmaceutical Co., Ltd.  Whereas Qianfeng Company has already paid the land grant fee of RMB 2,668,365.38 as make-up when it goes through make-up formalities for grant of land use right, Guizhou EAKAN Pharmaceutical Co., Ltd. shall pay Party C RMB1,440,000.  Party A covenants that Guizhou EAKAN Pharmaceutical Co., Ltd. will pay Party C RMB1,440,000 within 1 year after the equity transfer under this Agreement.

2-2

Representations and Warranties of Party B to Party A

2-2.1

Party B is, prior to the registration of the equity transfer, in compliance with legally prescribed conditions to acquiring the subject matter hereof, and the normal legal procedure for the equity transfer will not be affected by any limitation to Party B’s capacity.  Party B shall be responsible for any legal issue in respect of this equity transfer that has been caused by Party B.

2-2.2

Party B has sufficient capital to purchase the subject matter hereunder, and guarantees that it will be able to pay the transfer price according to this Agreement.

2-2.3

Party B covenants that after acquisition of Party C’s equity Party B will ensure the normal operation of Qianfeng Company will not be affected, that it will endeavor to acquire more blood plasma resources, and it will endeavor to coordinate for cooperation among shareholders of Qianfeng Company and promote Qianfeng Company’s sustainable development.

2-2.4

Party B covenants that it will, after its acquisition of equity interests in Party C, cause the income of the employees of Qianfeng Company to grow with the profitability of the company.

2-3

Representations and Warranties of Party C to Party B

2-3.1

Party C is the legal owner of the 54% of Qianfeng Company’s equity, and the consideration for such equity has been paid off with capital of lawful sources.  Party C has performed all the obligations for acquiring 54% of Qianfeng Company’s equity transferred by Guizhou EAKAN Pharmaceutical Co., Ltd and is qualified to exercise the full rights to dispose of such equity.  According to the equity transfer agreement executed by Guizhou EAKAN Pharmaceutical Co., Ltd and Party C, Guizhou EAKAN Pharmaceutical Co., Ltd takes the responsibility for payment of land grant premium in the land use right grant procedure which should have been borne by Party C.  Considering that Guizhou EAKAN Pharmaceutical Co., Ltd has paid the RMB2,668,365.38 as the land grant premium in the land use right grant procedure, Guizhou EAKAN Pharmaceutical Co., Ltd will pay RMB1,440,000 to Party C, and Party C guarantees that Guizhou EAKAN Pharmaceutical Co., Ltd will pay RMB1,440,000  to Party C within 1 year after this equity transfer hereunder.

2-3.2

At any time before the execution of this Agreement, Party C neither concluded any legal documents in any form with any third party, nor conducted any disposal of the 54% equity in Qianfeng Company in whole or in part in any form permitted by the laws, such disposal including but not limited to transfer, pledge or entrustment.

2-3.3

During the period from the execution of this Agreement to the completion of the AIC registration for transfer of the subject matter herein, Party C warrants that Party C will neither conclude any legal documents in any form with any third party nor conduct any disposal of 54% of Qianfeng Company’s equity in any form in whole or in part permitted by the laws, such disposal including but not limited to transfer, pledge or entrustment.

Article 3

Other Rights and Obligations of the Parties

3-1

Within 15 days upon the execution of this Agreement, Party A is responsible for convening the shareholders meeting and board meeting of Party C and ensuring that the equity transfer will be approved by the shareholders.

3-2

On the day that Party B pays the second installment, Party A shall hand over all the licenses, seals (including but not limited to the administrative seal, financial seal, economic contract seal and common seal) and financial account documents of Party C to Party B.  Meanwhile, it will assist Party B in its assignment of financial control personnel to Qianfeng Company.

3-3

Within 3 days after Party B pays the second installment, Party A and Party B shall complete together the reorganization of the shareholders meeting and the board of directors of Party C and finish all the legal documents regarding this equity transfer.

3-4

Within 30 days after Party B pays 50% of the total transfer price to Party A, Party A will complete the registration of the change of shareholder in favor of Party C.

3-5

On the day that Party B pays the second installment, Party C and Party B will execute the equity entrustment agreement, which provides that starting on the day that Party B pays the second installment, 54% of Qianfeng Company’s equity held by Party C will be fully entrusted to Party B, which will exercise the shareholder’s rights on behalf of Party C.  During the entrustment period, any assets disposal or fund transfer in Qianfeng Company shall obtain the consents from Party B.

3-6

After the execution of this Agreement, if any capital costs that accrue to the amounts payable from Qianfeng Company to the affiliated parties (including but not limited to RMB14,560,000 payable to Guizhou EAKAN Pharmaceutical Co., Ltd, RMB9,182,900 as market development fees payable to Guangdong Hengkang Pharmaceutical Imp.&Exp. Co., Ltd, and RMB7,700,000 payable to Renyuan Company) will be paid by Party A according to the proportion of Party C’s equity holding in Qianfeng Company, and Party B may deduct corresponding capital costs from the transfer price and deliver them to Qianfeng Company.

3-7

When going through the equity transfer registration procedure with the AIC, Party B may adjust the transferee to be its affiliated company, for which Party A and Party C will give full cooperation.  Party B will take joint and several responsibility for its affiliated company’s performance under this Agreement.  Any delay in the AIC registration for the equity transfer that has been caused by this adjustment will be borne by Party B.

Article 4

Confidentiality

4-1

Party A and Party B should keep confidential all the information that comes into the knowledge of Party A and Party B during this equity transfer agreement, including but not limited to the operation situation, financial situation, business secrets and technical secrets of Party A, Party B, Party C and Qianfeng Company.  Except where disclosure of such information is required under the laws or compelled by the judicial authority, neither party may disclose or use such information.

4-2

Party A and Party B will consult with each other for consistent comments  when they are to disclose or publicize this equity transfer and ensure that the business reputation of the parties will not be harmed.  Without the consent by the other party, no party may make any comments or publish any scripts with respect to this equity transfer.

Article 5

Force Majeure

5-1

“Force Majeure” herein means any events which could not be foreseen, avoided or overcome, and the impact of the events cannot be eliminated through reasonable efforts and expenses, including but not limited to, earthquake, typhoon, flood, fire, war, SARS, pestilence or other events recognized by the international business practice.

5-2

Either party that has been prevented by force majeure from fully or partially performing its obligations hereunder is suspended from performing the foregoing obligations.  The suspension period will last as long as the force majeure event lasts.  After the force majeure ceases, the affected party will continue to perform its obligations that have not been fulfilled.  However, the party that has been affected by the force majeure event and suspended its obligations performance must, within the five (5) days of knowing the force majeure event, notify the other party of the force majeure event’s nature, location, scope, duration and extent of its impact on the party’s performance of obligations;  the party which issues the notice shall use its best efforts to mitigate the impact and losses caused by the force majeure.

5-3

If any dispute arises between both parties regarding whether the force majeure event has occurred or its impact on the performance of this Agreement, the party who claims for suspension of the performance of the obligations shall bear the burden of proof.

5-4

Any party that fails to perform the obligations due to force majeure may be excused from its liabilities in whole or in part, provided however that a party cannot be excused from liabilities where the force majeure event occurs after its delay in performance.

Article 6

Liability for Breach

6-1

Any party that breaches any representations, warranties and other obligations herein or unilaterally rescinds this Agreement without lawful basis will be regarded as being in breach hereof.  The non-breaching party is entitled to require the breaching party to rectify the default within a period of no less than 15 days, otherwise the non-breaching party may terminate this Agreement unilaterally.  The breaching party will pay 10% of the total transfer price as liquidated damages to the non-breaching party and compensate the non-breaching party for the portion of its losses that has not been covered by the liquidated damages (including but not limited to all the litigation fees and attorney fees so incurred by the non-breaching party).

6-2

If any breach by Party A makes it impossible for Party B to acquire the subject equity, Party A will pay to Party B the liquidated damages and refund the transfer price which has been paid by Party B within ten (10) days after receipt of the Party B’s notice.

6-3

If Party B fails to pay the transfer price on a timely basis, Party B will pay to Party A 0.03% of the overdue portion of the transfer price for each day of default as liquidated damages.  If Party B fails to pay off the transfer price due hereunder within three (3) months thereafter, Party A has the right to terminate this Agreement.  When the situations set forth in Article 6-2 and 6-4 occur, if Party A fails to refund the transfer price on a timely basis, Party A will pay to Party B 0.03% of the overdue portion of the refund for each day of default as liquidated damages.

6-4

If Party A fails to complete all the legal procedures for the equity transfer (including but not limited to the registration of the transfer) within the two (2) months after Party B’s payment of 50% of the total transfer price, Party B is entitled to terminate this Agreement, except where the failure to complete the equity transfer is for reasons attributable to Party B.  After the termination of this Agreement, Party A will pay 10% of the total transfer price as liquidated damages and refund the transfer price which has been paid by Party B to Party B within ten (10) days after receipt of the Party B’s notice, and compensate Party B for all direct or consequential losses incurred by Party B (including but not limited to all the litigation fees and attorney fees so incurred by Party B) that have not been covered by the liquidated damages.

Article 7

Notice

7-1

Any notice or other correspondence issued according to this Agreement will be written in Chinese and may be delivered in person, by registered mail or facsimile to the following addresses.  FAN Shaowen will be Party A’s representative with full authorization to issue and receive the notice.  The time of actual delivery of notice hereunder will be determined pursuant to the following methods:

(a)

notices dispatched in person shall be deemed as delivered when dispatched in person;

(b)

notices sent by registered mail will be deemed as delivered when such notice is actually dispatched, but no late than the seventh (7th) day after the date of mailing (as evidenced by postmark); provided that if the delivery day is not a Business Day, the next Business Day shall be deemed as the date of delivery.

(c)

notices sent by facsimile will be deemed as delivered when it is successfully transmitted;

7-2

Unless a 15 days’ advance notice in writing is otherwise given to the other party, addresses of three parties and Qianfeng Company are as follows:

Party A

FAN Shaowen, CHEN Aimin, CHEN Aiguo, YANG Gang

Address: Mailbox 298, Huaxi District, Guiyang City, Guizhou

Postcode: 550025

Telephone: 0851-3605019

Fax: 0851-3605555

Contact: FAN Shaowen

Party B

LOGIC EXPRESS LTD

Address: No. 14 Hushandong Road, Tai’an City, Shandong Province

Postcode: 271000

Telephone: 0538-6217079

Fax: 0538-6206636

Contact: ZHAO Chaoming

Party C

Chongqing Dalin Biologic Technology Co., Ltd

Address: Mailbox 298, Huaxi District, Guiyang City, Guizhou

Postcode: 550025

Telephone: 0851-3605019

Fax: 0851-3605555

Contact: FAN Shaowen

Qianfeng Company

Guiyang Qianfeng Biological Product Liability Co., Ltd.

Address: Mailbox 298, Huaxi District, Guiyang City, Guizhou

Postcode: 550025

Telephone: 0851-3605019

Fax: 0851-3605555

Contact: FAN Shaowen

7-3

Both parties may notify the other party and Qianfeng Company in writing of change of address at any time according to the provisions herein.

Article 8

Miscellaneous

8-1

Any dispute arising out of or related to this Agreement shall be settled by negotiation by both parties.  If no resolution is attained through friendly negotiation, any party may bring a legal action at the competent court where Qianfeng Company is located.

8-2

Anything not covered by this Agreement will be concluded in the supplementary agreement through negotiation between both parties.  The supplementary agreement and this Agreement have the same legal effect.

8-3

This Agreement will become effective upon the execution and attachment of seals by each party.

8-4

This Agreement will be made in eight counterparts with Party A and Party B each holding four copies.  Each counterpart has equal legal effect.

8-5

This Equity Transfer Agreement is executed in Tai’an on September 26, 2008.

The parties hereby execute and attach seals as follow:

Party A:

/s/ FAN Shaowen

/s/ CHEN Aimin

/s/ CHEN Aiguo

/s/ YANG Gang

Party B: LOGIC EXPRESS LTD

Representative: /s/ Chao Ming Zhao

Party C:

Legal Representative (Authorized Representative):

/s/ FAN Shaowen

(Seal of Chongqing Dalin Biologic Technology Co., Ltd Attached)

List of Exhibits

Exhibit 1: Audit Report No. Su Gong S[2008]E7037

Exhibit 2: Audit Report No. Su Gong S[2008]E7047

Exhibit 3: Legal Opinion

Exhibit 4: Articles of Association of Qianfeng Company

Exhibit 5: Articles of Association of Chongqing Dalin Biologic Technology Co., Ltd

Exhibit 6: Letter Confirming 15% Income Tax

Exhibit 7: List of Intellectual Property

1、GMP Certificate F3168（scope of certification: blood products）

GMP Certificate F3533（scope of certification: small-volume injection）

2、Medicine Production License SHb20060002（production scope: blood products, small-volume injection; expiration Date: December 31, 2010）

3、Trademark Registration Certificate NO.1347783（“黔峰”Word-Trademark）

4、Approvals for Production

（1）Human Serum Albumin (HSA) 20％ 10ml, Guo Yao Zhun Zi S19983034

（2）Human Serum Albumin (HSA) 20％ 25ml, Guo Yao Zhun Zi S19983035

（3）Human Serum Albumin (HSA) 25％ 50ml, Guo Yao Zhun Zi S20083039

（4）Human Serum Albumin (HSA) 10％ 50ml, Guo Yao Zhun Zi S20083038

（5）Human Immunoglobulin 10％ 3ml, Guo Yao Zhun Zi S20003027

（6）Human Intravenous Immunoglobulin（pH4）5% 20ml, Guo Yao Zhun Zi S20023033

（7）Human Intravenous Immunoglobulin（pH4）5% 50ml, Guo Yao Zhun Zi S20023032

（8）Human Intravenous Immunoglobulin（pH4）5% 100ml, Guo Yao Zhun Zi S20083036

（9）Human Intravenous Immunoglobulin（pH4）5% 200ml, Guo Yao Zhun Zi S20083035

（10）Human Hepatitis B Immunoglobulin 100IU, Guo Yao Zhun Zi S20053044

（11）Human Hepatitis B Immunoglobulin 200IU, Guo Yao Zhun Zi S20053043

（12）Human Hepatitis B Immunoglobulin 400IU, Guo Yao Zhun Zi S20053042

（13）Human Tetanus Immunoglobulin 250IU, Guo Yao Zhun Zi S20053106

（14）Human Rabies Immune Globulin 200IU, Guo Yao Zhun Zi S20053107

Exhibit 8: Equity Transfer Agreement between Party C and Guizhou EAKAN Pharmaceutical Co., Ltd

1、Equity Transfer Agreement, executed by Party C and Guizhou EAKAN Pharmaceutical Co., Ltd on January 15, 2005;

2、Supplementary Agreement, executed by Party C and Guizhou EAKAN Pharmaceutical Co., Ltd on May 29, 2005;

3、Supplementary Agreement to the Equity Transfer Agreement, executed by Party C and Guizhou EAKAN Pharmaceutical Co., Ltd on July 26, 2005.